EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-12313, 333-62959, 333-88803, 333-40644, 333-50138 and 333-76064 on Form S-8 of Brooktrout, Inc. of our report dated February 6, 2002, appearing in this Annual Report on Form 10-K of Brooktrout, Inc. for the year ended December 31, 2001.

/s/Deloitte & Touche LLP

Boston, Massachusetts

March 22, 2002

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